CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated October 22, 2009 relating to the audit of your financial statements of Petro Haus Properties, Ltd. for the year ended December 31, 2008.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

HARTMAN LEITO & BOLT, LLP

/s/ HARTMAN LEITO & BOLT, LLP

Irving, Texas
December 22, 2009